UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: August 16, 2004
(Date of earliest event reported)

MCAFEE, INC.

(Exact Name of Registrant as specified in Charter)

Delaware	Commission File No.:	77-0316593
(State or other Jurisdiction	0-20558	(I.R.S. Employer Identification No.)
of incorporation)

3965 Freedom Circle
Santa Clara, California 95054
(Address of Principal Executive Offices, including zip code)

(408) 346-3832
(Registrant’s telephone number, including area code)

Item 5. Other Events.

     On August 13, 2004, McAfee, Inc. entered into a definitive agreement to acquire Foundstone, Inc., a company engaged in vulnerability management, for an aggregate amount of cash equal to $86,250,000 less the intrinsic value of outstanding options, subject to a post-closing adjustment in the event that the stockholders equity of Foundstone at closing is less than negative $4.5 million.

     The transaction has been approved by the boards of directors of both companies. The transaction is subject to approval by the stockholders of Foundstone, the expiration or termination of the waiting period under the Hart-Scott Rodino Antitrust Improvements Act and other customary closing conditions.

     The press release announcing the transaction, dated August 16, 2004, is attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

     (c) Exhibits

99.1	Press release dated August 16, 2004 announcing the acquisition.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCAFEE, INC.
Date: August 16, 2004	By:	/s/ Kent H. Roberts
Kent H. Roberts
Executive Vice President and General Counsel

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated August 16, 2004 announcing the acquisition.